UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       January 17, 2007
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2007 Executive Officer Incentive Compensation Plan
     On January 17, 2007, our Compensation Committee recommended, and our Board of Directors adopted, the 2007 Executive Officer Incentive Compensation Plan for our executive officers, except for Dominic Spadafore, who participates in a commission arrangement.
     The potential bonuses under the plan are based on our net revenues (50%) and operating income (50%). Eighty percent of the potential bonuses are determined and payable quarterly and 20% of the potential bonuses are determined and payable after the end of the fiscal year. The bonus will equal (1) the percentage of our year-to-date net revenues compared to our net revenues targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the employee’s salary, (4) multiplied by a pay-out “rate”, and (5) multiplied by .1 (i.e., eighty percent of the potential bonus for the quarterly payments, divided among the four quarters, or twenty percent of the potential bonus for the end-of-year payment, in each case divided between the net revenues and operating income targets), plus (1) the percentage of our operating income compared to our operating income targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the employee’s salary, (4) multiplied by a pay-out “rate”, and (5) multiplied by .1 (i.e., eighty percent of the potential bonus for the quarterly payments, divided among the four quarters, or twenty percent of the potential bonus for the end-of-year payment, in each case divided between the net revenues and operating income targets). No bonus is payable for net revenues or operating income less than 80% of the net revenues or operating income targets. Payments are made for “catching up” if the percentage of our year-to-date net revenues or operating income compared to our net revenues or operating income targets increases during the year. The targets for every quarter are consistent with our business plan.
     The factors range from .60 for net revenues and operating income from 80% to 84% of the net revenues and operating income targets to 1.8 for net revenues and operating income equal to, or greater than, 115% of the net revenues and operating income targets. The factor equals 1.00 for net revenues and operating income equal to 100% of the net revenues and operating income targets. Pay-out rates are 65 percent for Bruce J. Barrett, 55 percent for William M. Iacona and 55 percent for Mary Ann Victor. Bonuses based on net revenues and operating income in excess of 100% of the net revenues and operating income targets are paid after the end of the fiscal year.
     Our Compensation Committee retains discretion to increase or decrease the portion of the performance bonuses that are determined and payable after the end of the fiscal year. Our Compensation Committee also reserves the right to pay bonuses to participants in this plan beyond those, if any, called for by this plan or less than those called for by this plan or to defer payment of bonuses based on our cash position at the time of the planned payout, provided that the payments shall be made on or before March 14, 2008.
     Net revenues and operating income will be as reported in the Company’s Form 10-Q and 10-K, except operating income will exclude any expense for overachievement payments under any Company incentive compensation plan and any adjustments to the Company’s deferred tax asset valuation allowance, and the Compensation Committee may, in its discretion, adjust net revenues and/or operating income to eliminate the impact, if any, of other unusual or non-recurring charges and benefits (such as from sales of assets, acquisitions or non-cash write-downs of assets). Executive Officers must be a full-time employee in good standing at the time of actual payment to receive payments under this plan.
2007 Sales Commission Arrangement for Dominic Spadafore
     On January 17, 2007, our Compensation Committee recommended, and our Board of Directors adopted, effective December 1, 2006, a sales commission arrangement that applies to Dominic Spadafore, the Company’s Vice President, Sales and Marketing. Under the arrangement, Mr. Spadafore receives a monthly commission equal to (1) (a) the percentage of our year-to-date U.S. net revenues compared to our U.S. net revenues targets for the applicable year-to-date period, up to 100%, (b) multiplied by a factor, (c) multiplied by approximately 56% of Mr. Spadafore’s salary, (d) multiplied by a fraction equal to the number of months in the year-to-date period, divided by 12, plus (2) two percent of the amount by which our year-to-date U.S. net revenues exceeds our U.S. net revenues target for the applicable year-to-date period, minus (3) any bonuses already paid under the plan for fiscal 2007. No commission is payable for net revenues less than 80% of the net revenues targets. The factors range from .60 for net revenues from 80% to 84% of the net revenues targets to 1.00 for net revenues equal to, or greater than 99% of the net revenues targets. The commission is determined monthly and payable by the end of the following month. The targets are consistent with our business plan.
     In addition, Mr. Spadafore receives an additional over-achievement commission equal to two percent of the amount by which our U.S. net revenues for fiscal 2007 exceeds our U.S. net revenues target for fiscal 2007. This over-achievement commission is determined and payable after the end of the fiscal year, provided that the payment shall be made on or before March 14, 2008. Our Compensation Committee also reserves the right to make discretionary payments to Mr. Spadafore beyond those, if any, called for by this arrangement. Net revenues will be as reported in the Company’s Form 10-Q and 10-K, except for the Compensation Committee may, in its discretion, adjust net revenues to eliminate the impact, if any, of other unusual or non-recurring charges and benefits (such as from sales of assets or acquisitions). Mr. Spadafore must be a full-time employee in good standing at the time of actual payment to receive payments under this arrangement.
Amendment to 2005 Stock Incentive Plan
     On January 17, 2007, our Board of Directors approved an amendment to the Somanetics Corporation 2005 Stock Incentive Plan to increase the number of common shares reserved for issuance under the 2005 plan by 600,000 shares, from 600,000 to 1,200,000 shares, subject to shareholder approval at the 2007 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits

Exhibits	Description

10.1	Somanetics Corporation 2007 Executive Officer Incentive Compensation Plan, dated as of January 17, 2007.

10.2	Summary of Dominic Spadafore Fiscal 2007 Commission Arrangement, incorporated by reference to the two paragraphs under the heading “2007 Sales Commission Arrangement for Dominic Spadafore” in Item 5.02 above of this Current Report on Form 8-K, dated January 17, 2007 and filed January 23, 2007.

10.3	First Amendment to Somanetics Corporation 2005 Stock Incentive Plan, adopted January 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007	SOMANETICS CORPORATION (Registrant)
	By:	/s/ Mary Ann Victor
Mary Ann Victor
Its: Vice President and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibits	Description

10.1	Somanetics Corporation 2007 Executive Officer Incentive Compensation Plan, dated as of January 17, 2007.

10.2	Summary of Dominic Spadafore Fiscal 2007 Commission Arrangement, incorporated by reference to the two paragraphs under the heading “2007 Sales Commission Arrangement for Dominic Spadafore” in Item 5.02 above of this Current Report on Form 8-K, dated January 17, 2007 and filed January 23, 2007.

10.3	First Amendment to Somanetics Corporation 2005 Stock Incentive Plan, adopted January 17, 2007.

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